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                                                                    EXHIBIT 11.1

                 TALBERT MEDICAL MANAGEMENT HOLDINGS CORPORATION
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                   (unaudited)

                                                         FOR THE
      (dollars in thousands,                        THREE MONTHS ENDED
     except per share data)                              JUNE 30,
                                                    1997          1996
                                                 -----------   -----------
 Primary loss per share:

       Net loss                                  $   (9,658)     $  (1,630)
                                                 ----------      ---------
                                                 ----------      ---------
       Weighted average number of
          common shares and common
          share equivalents:

             Common Stock                         3,000,126      3,000,000
             Assumed exercise of options             61,480             --
                                                 -----------   -----------
                Total shares                      3,061,606      3,000,000
                                                 -----------   -----------
                                                 -----------   -----------

       Primary loss per share                    $    (3.15)   $     (0.54)
                                                 -----------   -----------
                                                 -----------   -----------
    Fully diluted earnings per share:

       Net loss                                  $   (9,658)     $  (1,630)
                                                 -----------   -----------
                                                 -----------   -----------
       Weighted average number of
          common shares and common
          share equivalents:

             Common Stock                         3,000,126      3,000,000
             Assumed exercise of options             65,196             --
                                                 -----------   -----------
                Total common and common
                  equivalent shares,
                  assuming full dilution          3,065,322      3,000,000
                                                 -----------   -----------
                                                 -----------   -----------
       Fully diluted loss per share              $    (3.15)   $     (0.54)
                                                 -----------   -----------
                                                 -----------   -----------

                                       1

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                                                                    EXHIBIT 11.1

                 TALBERT MEDICAL MANAGEMENT HOLDINGS CORPORATION
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                   (unaudited)

                                                         FOR THE
      (dollars in thousands,                         SIX MONTHS ENDED
     except per share data)                              JUNE 30,
                                                    1997          1996
                                                 -----------   -----------
 Primary loss per share:

    Net loss                                     $  (17,647)   $    (2,804)
                                                 -----------   -----------
                                                 -----------   -----------
       Weighted average number of
          common shares and common
          share equivalents:

             Common Stock                         3,000,063      3,000,000
             Assumed exercise of options             44,492             --
                                                 -----------   -----------

                Total shares                       3,044,555      3,000,000
                                                 -----------   -----------
                                                 -----------   -----------

       Primary loss per share                    $    (5.79)   $     (0.93)
                                                 -----------   -----------
                                                 -----------   -----------
 Fully diluted earnings per share:

       Net loss                                  $  (17,647)   $    (2,804)
                                                 -----------   -----------
                                                 -----------   -----------
    Weighted average number of
       common shares and common
       share equivalents:

          Common Stock                            3,000,063      3,000,000
          Assumed exercise of options                61,785             --
                                                 -----------   -----------
             Total common and common
               equivalent shares,
               assuming full dilution             3,061,848      3,000,000
                                                 -----------   -----------
                                                 -----------   -----------

       Fully diluted loss per share              $    (5.76)   $     (0.93)
                                                 -----------   -----------
                                                 -----------   -----------

                                       2